UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

February 28, 2020

____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

000-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
5400 Carillon Point Kirkland, WA 98033 (Address of Principal Executive Offices and zip code)

(866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On February 21, 2020, GrowLife, Inc., a Delaware corporation (the “Company”), approved a restatement of the Warrants to Purchase Common Stock at $0.018 and $0.024 (the “Warrants”) sold pursuant to the Company’s Rights Offering and Registration Statement on Form S-1 declared effective October 15, 2018. The Company believes the restatement of the Warrants is necessary to reflect the 150-for-1 reverse stock split deemed effective by  FINRA (the Financial Industry Regulatory Authority) as of the open of business on November 27, 2019 (“Reverse Stock Split”). The post-Reverse Stock Split exercise price of each of the Warrants are $2.70 and $3.60, respectively.

No amendments have been made to the Warrants; all adjustments in the restatement proportionately reflect the Reverse Stock Split as permitted by Section 2 of the Warrants and became effective at the close of business on the date the Reverse Stock Split became effective, November 27, 2019. The Cusip number of the Warrants has not changed. A form of Restated Warrant for each of the $0.018 and $0.024 Warrants is attached hereto and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

4.1	Form of Warrant, exercise price $2.70 (pre-split $0.018). (Filed herewith)

4.2	Form of Warrant, exercise price $3.60 (pre-split $0.024). (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: February 28, 2020	By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer